As filed with the Securities and Exchange Commission on April 26, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
Compass Diversified Trust

(Exact name of registrant as specified in its charter)

Delaware	57-6218917

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Sixty One Wilton Road, Second Floor, Westport, CT	06880

(Address of principal executive offices)	(Zip Code)

Compass Group Diversified Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3812051

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Sixty One Wilton Road, Second Floor, Westport, CT	06880

(Address of principal executive offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒
Securities Act registration statements file numbers to which this form relates: 333-130326; 333-130326-01
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None
Securities to be registered pursuant to Section 12(g) of the Act:
SHARES REPRESENTING BENEFICIAL INTERESTS
IN COMPASS DIVERSIFIED TRUST

(Title of class)
TRUST INTERESTS OF
COMPASS GROUP DIVERSIFIED HOLDINGS LLC

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of the Registrant’s Securities to be Registered
     The securities to be registered hereby are the shares representing undivided beneficial interests in Compass Diversified Trust (the “Shares”) and the trust interests of Compass Group Diversified Holdings LLC (the “Trust Interests”). The description of the Shares and the Trust Interests contained in the section entitled “Description of Shares” in the Prospectus included in the Registration Statement on Form S-1 (File Nos. 333-130326 and 333-130326-01), filed with the Securities and Exchange Commission on December 14, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits
     The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

Exhibit No.	Description
3.1*	Certificate of Trust of Compass Diversified Trust
3.2*	Trust Agreement dated as of November 18, 2005 of Compass Diversified Trust
3.3*	Certificate of Formation of Compass Group Diversified Holdings LLC
3.4*	LLC Agreement dated as of November 18, 2005 of Compass Group Diversified Holdings LLC
3.5*	Form of Amended and Restated Trust Agreement of Compass Diversified Trust
3.6*	Form of Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC
4.1*	Specimen certificate evidencing share of trust stock of Compass Diversified Trust (included in 3.2)
4.2*	Specimen certificate evidencing Trust interest of Compass Group Diversified Holdings LLC

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 26, 2006	COMPASS DIVERSIFIED TRUST

	By:	COMPASS GROUP DIVERSIFIED HOLDINGS LLC as Sponsor

	By:	/s/ I. Joseph Massoud

I. Joseph Massoud Chief Executive Officer

Date: April 26, 2006	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ I. Joseph Massoud

I. Joseph Massoud Chief Executive Officer